DETECTION SYSTEMS, INC.

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                        Adopted by the Board of Directors
                                September 4, 1998

     This is a stock plan pursuant to which options to purchase the Common Stock of Detection Systems, Inc., a New York corporation (the "Corporation"), may be granted to non-employee directors of the Corporation as partial compensation for their service as directors. This plan shall be known as the Non-Employee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to obtain and retain the services of qualified persons who are not full-time employees of the Corporation to serve as directors.

     SECTION 1. Administration. The Plan shall be administered by the Corporation's Board of Directors (the "Board"). The Board shall, subject to the provisions of the Plan and Section 9 in particular, grant options under the Plan and shall have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     SECTION 2. Shares Available. The Board shall reserve for the purposes of this Plan, out of the authorized but unissued shares of Common Stock of the Corporation, or out of shares of Common Stock held in its Treasury, or partly out of each, as shall be determined by the Board, a total of 50,000 shares of the Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 7 of this Plan, shall be substituted for those shares or to which those shares shall be adjusted). In the event that an option granted under the Plan to any non-employee director expires or is terminated unexercised as to any shares covered thereby, the shares not purchased under it shall thereafter again be available for the purposes of this Plan.

     SECTION 3. Eligibility. Each member of the Corporation's Board of Directors who is not a full-time employee of the Corporation ("non-employee director") shall be eligible to receive stock options under this Plan.

     SECTION 4. Grants and Terms of Options; Option Agreements. The Board of Directors may grant options from time to time under this Plan, provided that any options granted prior to ratification of this Plan by the Corporation's shareholders as provided in Section 8 below shall be subject to receipt of that ratification. The number of shares purchasable under each option and all other terms and conditions of the option shall be as determined by the Board of Directors, provided that, unless this Plan is validly amended as provided in
Section 9 below, in the case of any inconsistency between this Plan and the terms and conditions of any option, the provisions of this Plan shall prevail. As soon as practicable after the grant of an option under the Plan, the Corporation and the non-employee director shall enter into a Stock Option Agreement evidencing the option so granted and its terms and conditions. That agreement shall be in such form, consistent with the Plan, as the Board shall deem appropriate.

   SECTION 5.  Exercise and Term of Options.

     (a) Options granted under the Plan shall be exercisable as provided in the terms of the option grant and the related Stock Option Agreement.

     (b) The option exercise price of the shares of Common Stock subject to options shall be 100% of the market value of the shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 7 of this Plan. For purposes of this Plan, the market value of a share of Common Stock on any day shall be the closing price of such a share on that day on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if there is no such price on that day, the closing price of such a share on NASDAQ on the last preceding day on which there was such a price, except that, if the Board determines that NASDAQ is not the principal trading market system for the Corporation's Common Stock, then the market value shall be the reported closing price of the Common Stock on such other market system or exchange as the Board determines is then the principal trading market for shares of the Corporation's Common Stock.

     (c) Options granted under the Plan shall have a term of up to ten years from the date of the granting thereof, provided, however, that each option shall automatically terminate at the close of business on the 210th day after the day on which the non-employee director ceases to be a director of the Corporation and if that day is not a regular business day at the Corporation's principal office, then at the close of business of the next such regular business day.

     (d) Options granted under this Plan shall not be transferable by the non-employee director otherwise than by will, or if he or she dies intestate, by the laws of descent and distribution of the state of domicile at the time of death, and options shall be exercisable during the director's lifetime only by the director.

     SECTION 6. Manner of Exercise of Option. Options granted hereunder shall be exercised by the directors or the director's executor or administrator ("optionee") delivering to the Corporation, from time to time within the time limits specified in Section 6 hereof, a written notice specifying the number of shares the optionee then desires to purchase together with (i) check payable in United States currency to the order of the Corporation for an amount equal to the option price for the shares being purchased, or (ii) shares of the Corporation's Common Stock owned by the optionee duly endorsed to the order of the Corporation, equal in value to the option price for such number of shares, valued as of the close of business on the immediately preceding business day (except that payment in shares may, in whole or in part, be by way of constructive transfer of shares in lieu of actual transfer and physical delivery of certificates so that, to the extent of any payment by constructive transfer, the director will receive the number of shares being purchased by that payment, less the number of shares that the director is deemed to have transferred to the Corporation in making that payment), or (iii) any combination of the foregoing, and such other instruments or agreements duly signed by the optionee as in the opinion of counsel for the Corporation may be necessary or advisable in order that the issuance of such number of shares comply with applicable rules and regulations under the Securities Act of 1933, any appropriate state securities laws or any applicable requirement of any national stock exchange or quotation or market system on which the shares of Common Stock may then be traded. As soon as practicable after any such exercise of the option in whole or in part by the optionee, the Corporation will deliver to the optionee at the principal offices of the Corporation, a certificate for the number of shares with respect to which the option shall have been so exercised, issued in the optionee's name. The stock certificate shall carry such appropriate legend, and such written instructions shall be given to the Corporation's transfer agent, as may be deemed necessary or advisable by counsel to the Corporation in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     SECTION 7. Adjustment of Number of Shares. If a dividend or stock split shall hereinafter be declared upon the Common Stock of the Corporation payable in shares of Common Stock of the Corporation, then the number of shares of Common Stock then subject to any outstanding option under the Plan, the number of shares reserved for issuance under those outstanding options, and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if the share had been outstanding on the date fixed for determining the Shareholders entitled to receive the stock dividend or stock split. If the outstanding shares of the Common Stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation whether through reorganization, recapitalization or reclassification, then there shall be substituted for each share of Common Stock subject to any outstanding option under the Plan and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

     If, prior to the delivery by the Corporation of all the shares in respect of which an option has been granted hereunder, a merger, consolidation, or dissolution in which the Corporation is not the surviving corporation shall occur or a transfer of substantially all the assets of the Corporation shall occur:

     (a) If provision has been made in writing in connection with the transaction for the assumption and continuance of any such option granted, or the substitution for such option of a new option covering the shares of the successor corporation, with appropriate adjustment as to number and kind of shares and prices, the option granted, or the new option substituted therefor, as the case may be, shall continue in the manner and under the terms provided.

     (b) If provision has not been made in the transaction for the continuance and assumption of an option granted hereunder or for the substitution of an option covering the shares of the successor corporation, then the holder of an option granted hereunder shall be entitled, prior to the effective date of any the transaction, to purchase the full number of shares under the option, failing which purchase, any unexercised portion shall be deemed canceled as of the effective transaction date.

     If there is any change, other than as specified above in this Section 7, in the number or kind of outstanding shares of Common Stock of the Corporation or of any stock or other securities into which the Common Stock has been changed or for which it has been exchanged, then appropriate adjustment shall be made in the number and kind of shares subject to and reserved for issuance pursuant to this Plan and as to which outstanding options or portions then unexercised shall be exercisable, to the end that the proportionate interest of the holder of an option and a prospective holder, with respect to options theretofore granted and to be granted, shall be maintained as before the occurrence of the change or exchange. In the case of any such substitution or adjustment as provided for in this Section, the option price for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for the share or to which the share has been adjusted pursuant to this Section. No adjustment or substitution provided for in this Section 7 shall require the Corporation to sell a fractional share, and the total substitution or adjustment with respect to each option shall be limited accordingly.

     SECTION 8. Effective Date and Duration of Stock Plan. The effective date of the Plan shall be September 4, 1998, the date of its adoption by the Board. The duration of the Plan shall be ten years from the effective date. The Plan and all options granted hereunder prior to the Corporation's 1999 annual meeting of shareholders shall be subject to ratification by shareholders at that or any prior meeting.

     SECTION 9. Amendment of the Plan. The Board shall have the right to amend, suspend, or terminate this Plan at any time, except that shareholder approval shall be required for any amendment which:

     (a) increases the maximum number of shares subject to the Plan (subject to Section 7 above);

     (b) changes the provisions of the Plan regarding the determination of the option exercise price (subject to Section 7 above);

     (c) changes the maximum period during which any options may be granted or remain outstanding; or

     (d) changes the requirements as to the class of persons eligible to receive options.

     Termination or suspension of the Plan or any amendment of it shall not, without the consent of a holder of an outstanding option issued under the Plan, affect the holder's rights under that option.



Date:    ___________________     Approved by: /s/Frank J. Ryan, Vice President